Exhibit 10.4

LOCK-UP AGREEMENT

May 4, 2017

Ormat Technologies, Inc.

6225 Neil Road
Reno, Nevada 89511-1136

Attention: Board of Directors

Ladies and Gentlemen:

Reference is made to the Stock Purchase Agreement dated as of May 4, 2017 (the "Purchase Agreement"), by and among FIMI ENRG Limited Partnership, FIMI ENRG, L.P. (such entities, collectively, "FIMI"), Bronicki Investments, Ltd. ("Bronicki"), Doron Blachar, an individual and Chief Financial Officer of the Corporation, the undersigned Chief Executive Officer of the Corporation, and Orix Corporation ("Orix"). Under the Purchase Agreement, among other things, the undersigned will sell to Orix the CEO Shares and will receive from Orix the CEO Consideration (each such term as defined in the Purchase Agreement), all subject to and in accordance with the terms and conditions of the Purchase Agreement.

In connection with the transactions contemplated by the Purchase Agreement, Ormat Technologies Inc. (the "Company") is entering into, or will enter into, that certain Commercial Cooperation Agreement, Governance Agreement, and Registration Rights Agreement, each by and between the Company and Orix and dated, or to be dated, on or about the date of the Purchase Agreement or the date of closing thereunder, as the case may be. The Purchase Agreement, Cooperation Agreement, Governance Agreement and Registration Rights Agreement are referred to as the "Transaction Agreements" and the transactions contemplated therein are collectively referred to as the "Proposed Transaction."

In connection with the Proposed Transaction, the Board of Directors of the Company (the "Board") has approved, adopted and authorized certain resolutions to accelerate the remaining vesting period applicable to the unvested stock options previously granted to the undersigned, subject to the terms and conditions of this Lockup Agreement (the "Lockup Agreement"), such that all such stock options (the "Accelerated Stock Options") shall be exercisable by the undersigned, in his discretion (but subject to the terms and conditions hereof), immediately upon the effective date of said resolutions.

In connection therewith, and as consideration therefore, the undersigned hereby agrees that, except as otherwise provided herein or with the prior written consent of the Compensation Committee of the Board, he will not

1.

During the period commencing on the date hereof and ending on the date that is 365 days thereafter (the "Initial Lockup Period"), sell, transfer or otherwise dispose of, directly or indirectly, any shares of common stock of the Corporation resulting from the exercise of that portion of the Accelerated Stock Options granted to the undersigned on June 14, 2016; and

2.

During the period commencing on the first day after the end of the Initial Lockup Period and ending on the date that is 180 days thereafter (the "Second Lockup Period"), sell, transfer or otherwise dispose of, directly or indirectly, more than 50,000 shares of common stock of the Corporation resulting from the exercise of that portion of the Accelerated Stock Options granted to the undersigned on June 14, 2016.

From and after the end of the Second Lockup Period, the undersigned shall be under no further restriction pursuant to this Lockup Agreement and shall be entitled, at his discretion, to sell, transfer or otherwise dispose of, directly or indirectly any portion or all of the remaining 50,000 shares of common stock of the Corporation resulting from the exercise of that portion of the Accelerated Stock Options granted to the undersigned on June 14, 2016.

Notwithstanding anything contained herein, in the employment agreement between the undersigned and the Company (the "Employment Agreement"), or in any other agreement, document or instrument by and between the Company and the undersigned to the contrary, the undersigned agrees that he shall not exercise any Accelerated Stock Options prior to the end of the Initial Lockup Period or the Second Lockup Period, as applicable, to the extent such Accelerated Stock Options are not required to be exercised in connection with the Proposed Transaction, and the undersigned shall immediately forfeit all such Accelerated Stock Options if, at the end of the Initial Lockup Period or the Second Lockup Period, as applicable, the undersigned shall not be employed by the Company other than by reason of a termination by the Company without Cause (as such term is defined in the Employment Agreement) or a termination by the undersigned for Good Reason (as such term is defined in the Employment Agreement).

The restrictions contained in this Lockup Agreement shall not apply, and the undersigned shall be free to sell, transfer or otherwise dispose of any shares of common stock of the Corporation resulting from the exercise of the Accelerated Stock Options without regard to the Initial Lockup Period or the Second Lockup Period in the event that Section 6.4 of the Employment Agreement is effective to cause the accelerated vesting of any stock options granted to the undersigned, or in the event that any comparable section of any amendment, modification, restatement, substitute or replacement employment agreement between the Company and the undersigned is in effect that has the result of automatically vesting any stock options granted to the undersigned.

This Lockup Agreement applies only to the Accelerated Stock Options that are not required to be exercised in connection with the Proposed Transaction and shall not apply and shall not be deemed to apply to any other stock options or other incentive compensation which may be granted to the undersigned after the date hereof in accordance with the Employment Agreement or otherwise.

Very truly yours,

/s/ Isaac Angel

Isaac Angel

Agreed and Accepted:

Ormat Technologies, Inc.

By:     /s/ Doron Blachar

Name: Doron Blachar

Title: CFO

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